Exhibit 99.1

Ambrx Shareholders Approve Acquisition by Johnson & Johnson

SAN DIEGO, March 6, 2024 — Ambrx Biopharma, Inc., (“Ambrx” or the “Company”) (NASDAQ: AMAM), today announced that its shareholders approved a proposal to adopt the merger agreement entered into between the Company and Johnson & Johnson at its Special Meeting of Shareholders. As previously announced, under the terms of the transaction, Ambrx shareholders will receive $28.00 per share in cash in connection with the closing of the transaction.

Daniel J. O’Connor, Chief Executive Officer of Ambrx, said, “We want to thank our shareholders for their strong support of this transaction. With a steadfast focus on protein engineering innovation and some of the best ADC talent in the industry, we have transformed Ambrx and are advancing a promising pipeline unlike anything else in development today. We are thrilled to start this next chapter with Johnson & Johnson as we continue to treat cancers with high unmet needs.”

More than 99% of the votes cast at the Special Meeting were voted in favor of adopting the Merger Agreement. Ambrx will disclose the final vote results, as certified by the independent inspector of elections, on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Ambrx now expects to complete the transaction on or about March 7, 2024, subject to the satisfaction of customary closing conditions.

About Ambrx Biopharma, Inc.

Ambrx is a clinical-stage biopharmaceutical company using an expanded genetic code technology platform to discover and develop next-generation antibody drug conjugates (ADCs) and other engineered therapies to modulate the immune system. Ambrx is advancing a focused portfolio of clinical and preclinical programs designed to optimize efficacy and safety in multiple cancer indications, including ARX517, its proprietary ADC targeting the prostate-specific membrane antigen (PSMA) and ARX788, its proprietary ADC targeting HER2. In addition, Ambrx has preclinical and clinical collaborations with multiple partners on drug candidates generated using Ambrx technology. Ambrx was spun out of The Scripps Research Institute in 2003 and has several other product candidates involving ADCs and other aspects of Ambrx’s protein engineering technology. For more information, please visit www.ambrx.com. Ambrx routinely posts information that may be important to investors on its website.

Forward Looking Statements

This press release includes certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding the proposed transaction. Forward-looking statements may be identified by the words “intend,” “plan,” “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “believe,” “will” and similar expressions, are based on Ambrx’s current expectations, and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. Factors that could cause actual results and outcomes to differ include, but are not limited to, the following risks and uncertainties relating to the proposed transaction: the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement; the satisfaction of closing conditions to the transaction on a timely basis or at all; uncertainties as to the timing of the transaction; litigation relating to the transaction; the impact of the transaction on Ambrx’s business operations; incurrence of unexpected costs and expenses in connection with the transaction; financial or other setbacks if the transaction encounters unanticipated problems; and the risks that the proposed transaction diverts management’s attention from Ambrx’s ongoing business operations.

Other important factors that could cause actual results and outcomes to differ materially from those expressed or implied include, but are not limited to, risks related to: Ambrx’s ability to execute on its strategy, including with respect to its R&D efforts, initiation of clinical trials and other anticipated milestones; the development and marketing approval of novel therapeutics, including potential delays in clinical trials and regulatory submissions and the fact that future clinical trial results/data may not be consistent with interim, initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; Ambrx’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Ambrx’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023, and elsewhere in Ambrx’s reports filed with the SEC. Forward-looking statements contained in this communication are made as of this date, and Ambrx undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Contacts

INVESTORS

Mike Moyer

LifeSci Advisors

617-308-4306

mmoyer@lifesciadvisors.com

MEDIA

Nick Lamplough / Dan Moore / Tali Epstein

Collected Strategies

AMAM-CS@collectedstrategies.com